FIRST AMENDMENT OF
                              GATX CORPORATION 1995
                      LONG TERM INCENTIVE COMPENSATION PLAN

         WHEREAS,   GATX   Corporation   (the  "Company")   maintains  the  GATX
Corporation 1995 Long Term Incentive Compensation Plan (the "1995 Plan"); and

         WHEREAS, amendment of the Plan to permit deferred delivery of option shares is now desirable;

         NOW, THEREFORE, IT IS RESOLVED that, pursuant to paragraph I-5 of the Plan, the Plan be, and it hereby is, amended, effective with respect to awards made on or after the date of the adoption of the 1995 Plan, in the following particulars:

1) By substituting the following for the second and third sentences of paragraph III.2 of the Plan:

                  "The full purchase price of each share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of exercise (or by such other method as may be satisfactory to the Committee). A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock of the Company subject to an option granted to the Participant until such shares are purchased upon exercise of the option and, if delivery of the shares is deferred in accordance with paragraph III.3(ii), not until the end of the deferral period."

2)       By adding the following at the end of paragraph III.3 of the
Plan:

                  "Shares of Common Stock purchased pursuant to the exercise of a Non-Qualified Stock Option shall be transferred to the person entitled thereto (i) as

P:\WDOCS\TAXDEF95.AMDJanuary 20, 1997 (10:49am)

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                  soon as practicable after the exercise;  or (ii) at the end of such period of deferral as may be specified or permitted by the Committee; provided that, if transfer of shares is made pursuant to this clause (ii), the Committee may, but shall not be required to, provide that the person entitled to such deferred delivery will earn the right to deferred delivery of additional shares of Company Stock reflecting the value of dividends on the shares during the deferral period, or will receive dividend equivalents with respect to such deferred shares in cash, with the cash amount either paid currently or deferred with interest."

P:\WDOCS\TAXDEF95.AMDJanuary 20, 1997 (10:49am)

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